UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 22, 2006

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Canada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The Compensation Committee (the "Committee") of the Board of Directors of Sport Chalet, Inc. (the "Company") has approved the following actions with regard to the compensation of the Company's executive officers.

Base Salary. The Committee has approved an increase in the base salary of each of the executive officers, other than Norbert Olberz, for services rendered during the fiscal year ending March 31, 2007. The base salary for each executive officer for fiscal 2007 will be as follows: Craig L. Levra, Chairman of the Board, President and Chief Executive Officer ($380,000); Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary ($228,000); Dennis D. Trausch, Executive Vice President-Growth and Development ($180,000); Jeffrey Lichtenstein, Senior Vice President-Risk Management ($150,579); and Tim A. Anderson, Vice President-Retail Operations ($170,000). The base salary of Mr. Olberz, Chairman Emeritus, for fiscal 2007 will remain unchanged at $150,000. The increases will be effective as of April 3, 2006, in the case of Mr. Levra, and June 26, 2006, in the case Messrs. Kaminsky, Trausch, Lichtenstein and Anderson.

Executive Bonus Plan. The Company maintains an executive bonus plan under which, subject to an overall maximum, each executive officer may earn a bonus equal to a percentage of his or her annual base salary, if the Company meets certain performance criteria set by the Committee at the beginning of the fiscal year. The performance criterion previously established by the Committee for the payment of cash bonuses to the Company's executive officers for services rendered during fiscal 2006 was a specified amount of pre-tax profit (computed without regard to the expenses associated with the Company's recent recapitalization). The Committee has determined that this performance criterion has been met, and has approved the payment of such bonuses. The amount of the bonuses are as follows: Mr. Levra ($346,500); Mr. Kaminsky ($88,580); Mr. Trausch ($68,640); Mr. Lichenstein ($52,703); and Mr. Anderson ($63,232). Mr. Olberz does not participate in the executive bonus plan.

The Committee has established a specified amount of pre-tax profit as the performance criterion for the payment of cash bonuses under the Company's executive bonus plan for services rendered in fiscal 2007. If the Company meets or exceeds the pre-tax profit objective, each executive officer, other than Mr. Olberz, will be entitled to receive a bonus of up to a specified percentage of his or her annual base salary, subject to the right of the Committee to reduce or eliminate such bonus in its sole discretion. This percentage will be between 35% and 60% for Messrs. Kaminsky, Trausch, Lichtenstein, and Anderson, and will be 160% for Mr. Levra. Generally, if the Company achieves 90% or more of the profit objective, but less that 100%, these executives receive 50% of their full annual bonus plus 5% for each full percentage point above 90% achieved.

Perquisites. The Committee has approved an increase in certain perquisites for certain executive officers for fiscal 2007. The automobile allowance for each executive officer for fiscal 2007 will be as follows: Mr. Olberz ($18,000); Mr. Levra ($14,400); Messrs. Kaminsky, Trausch and Lichtenstein ($10,800); and Mr. Anderson ($14,161). The maximum amount of reimbursement for personal tax and financial advisory services to which each executive officer will be entitled in fiscal 2007 will remain unchanged, except for Mr. Levra who will be entitled to reimbursement for up to $2,000 for such services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2006	SPORT CHALET, INC. By /s/Howard K. Kaminsky Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary